Exhibit 5.1
September 21, 2007
Transmeta Corporation
2540 Mission College Boulevard
Santa Clara, California 95054
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-144476) (the “Registration Statement”) filed by Transmeta Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”), on July 10, 2007, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act”), of the proposed issuance and sale, from time to time, by the Company of its (a) shares of Common Stock, par value $0.00001 per share (the “Common Stock”), (b) shares of Preferred Stock, in one or more series, par value $0.00001 per share (the “Preferred Stock”), (c) secured or unsecured debt securities of the Company, in one or more series (the “Debt Securities”), and (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants,” and together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), having a maximum aggregate public offering price of up to Fifty Million Dollars ($50,000,000) (or the equivalent in one or more foreign currencies). With the prospectus and prospectus supplements that constitute part of the Registration Statement, the Company may offer and sell the Securities from time to time on a delayed or continuous basis.
     This opinion is rendered in connection with the sale by the Company of an aggregate of 2,000,000 shares of Common Stock (the “Offered Shares”) and Warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock (the “Offered Warrants,” and together with the Offered Shares, the “Offered Securities”), under the Registration Statement (the “Offering”) to certain investors in connection with a Placement Agency Agreement (the “Placement Agency Agreement”), dated September 20, 2007, by and between the Company and A.G. Edwards & Sons, Inc. (the “Placement Agent”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	a copy of the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 13, 2000, and the Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed with the Delaware Secretary of State on July 3, 2007;

(2)	a copy of the Company’s Restated Bylaws, as adopted on July 31, 2000 and certified by the Company’s Secretary on September 21, 2007;

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(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the base prospectus comprising part of the Registration Statement (the “Base Prospectus”), and the supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Offering and filed with the Commission on or about the date hereof;

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting of the Board held on June 7, 2007 and by unanimous written consent dated July 2, 2007, approving the filing of the Registration Statement;

(6)	the resolutions of the Board adopted at a meeting of the Board held on August 28, 2007, establishing a pricing committee of the Board (the “Pricing Committee”) and authorizing the issuance of the Offered Securities in an amount and at a price determined by the Pricing Committee;

(7)	the resolutions of the Pricing Committee adopted at a meeting of the Pricing Committee held on September 20, 2007, approving the terms of the Offering, including the number of Offered Securities to be offered and the price at which such Offered Securities are to be offered in the Offering;

(8)	a statement from the Company as of August 30, 2007 and September 19, 2007 as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights as of those dates;

(9)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock as of August 30, 2007 and September 19, 2007;

(10)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters;

(11)	the Current Report on Form 8-K with which this opinion is filed as an exhibit;

(12)	the Placement Agency Agreement and the exhibit s thereto;

(13)	the form of certificate representing shares of Common Stock; and

(14)	the form of Offered Warrant.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to

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originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us. We have also assumed that certificates or instruments representing the Offered Securities will be in the form reviewed by us and will have been properly signed by authorized officers of the Company or their agents prior to the delivery thereof.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.
     We are admitted to practice law in the State of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Offered Securities and the shares of Common Stock issuable upon exercise of the Offered Warrants, the resolutions of the Board and the Pricing Committee described above will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Offered Securities.
     Our opinion that any document is legal valid and binding is qualified as to (i) limitations limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Based upon the foregoing, it is our opinion that:
(1)	with respect to the Offered Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Base Prospectus, and Prospectus Supplement and pursuant to the terms of the Placement Agency Agreement will be validly issued, fully paid and nonassessable;

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(2)	with respect to the Offered Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Base Prospectus, and Prospectus Supplement and pursuant to the terms of the Placement Agency Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3)	with respect to the shares of Common Stock issuable upon exercise of the Offered Warrants, when such shares have been duly issued and delivered against payment therefore, in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and Prospectus Supplement constituting a part thereof and any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.
     This opinion is intended solely for use in connection with the issuance and sale of the Offered Securities in the Offering subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ FENWICK & WEST LLP